SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2016 (May 2, 2016)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2016, Neuralstem, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as the representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters in an underwritten public offering (the “Offering”) 20,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and warrants to purchase an aggregate of 20,000,000 shares of Common Stock (the “Warrants”). The Shares and Warrants will be sold together at a price to the public per Share and Warrant of $0.40. The Shares and Warrants are immediately separable. Each Warrant has an initial exercise price of $0.40 per share, will be exercisable immediately upon the date of issuance, and will expire five (5) years from the date of issuance which is expected to be May 6, 2016. The Warrants will not be listed on The Nasdaq Capital Market or any other securities exchange.

The Underwriters will purchase one Share and one Warrant from the Company at a combined price of $0.376, representing a 6.0% discount from the public offering price. Roth Capital Partners is acting as sole book-runner for the offering and Brean Capital is acting as co-manager in the offering.

The Company expects to issue and deliver the securities sold in the Offering to the Underwriters against payment therefore on or about May 6, 2016, subject to the satisfaction of customary closing conditions. The Company expects to receive gross proceeds from the Offering of $8 million and net proceeds of approximately $7,420,000 assuming no exercise of the Warrants and after deducting underwriting discounts and commissions and estimated offering expenses.

The exercise price of the Warrants are subject to adjustment upon certain corporate events, including reclassifications, stock dividends and stock splits. In addition, the exercise price of the Warrants is subject to adjustment in the event of sales of shares of the Company’s common stock at a price per share less than the exercise price per share then in effect (or securities convertible into or exercisable or exchangeable for common stock at a conversion price or exercise price less than the exercise price then in effect). In the event of an extraordinary transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of Common Stock, the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the extraordinary transaction, an amount of cash equal to the value of the Warrant as determined in accordance with the Black Scholes option pricing model and the terms of the Warrants. The terms of the Warrants prohibit a holder from exercising its Warrants if doing so would result in such holder (together with its affiliates and other persons acting as a group) beneficially owning more than 4.99% of the outstanding shares of Common Stock after giving effect to such exercise, provided that, at the election of a holder and notice to the Company, such beneficial ownership limitation shall be 9.99% of the outstanding shares of Common Stock after giving effect to such exercise. The Warrants will not be listed on any national securities exchange or any other nationally recognized trading system, and no trading market for the Warrants is expected to develop.

If, a registration statement relating to the issuance of the shares underlying the Warrants is not effective or available, the Warrants may be exercised on a cashless basis, where the holder receives the net value of the Warrant in shares of Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of a fractional share, the Company will at its election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

The Offering is made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-196567), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 19, 2014. A preliminary prospectus supplement and the accompanying prospectus relating to the Offering was filed with the SEC on May 2, 2016, and a final prospectus supplement and the accompanying prospectus relating the Offering will be filed with the SEC on May 4, 2016.

The Underwriting Agreement is included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The Underwriting Agreement and form of Warrant are filed herewith as Exhibits 1.01 and 4.01, respectively, and are incorporated herein by reference. The foregoing description of the Underwriting Agreement and Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The legal opinion, including the related consent, of Silvestre Law Group, P.C. is filed as Exhibit 5.01 and 23.01 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 7.01 Regulation FD Disclosure.

On May 2, 2016, the Company issued a press release announcing that it had commenced the Offering, and on May 3, 2016, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are furnished as Exhibits 99.01 and 99.02 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

The information set forth under Item 7.01 and in Exhibits 99.01 and 99.02 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Exhibit No.	Description
1.01	Underwriting Agreement between the Company and Roth Capital Partners, LLC as the representative of the underwriters named therein, dated March 3, 2016.
4.01	Form of Warrant
5.01	Opinion of Silvestre Law Group, P.C.
23.01	Consent of Silvestre Law Group, P.C. (included as part of Exhibit 5.01)
99.01	Press Release of Neuralstem, dated May 2, 2016 titled “Neuralstem Announced Proposed Public Offering of Securities.”
99.02	Press Release of Neuralstem, dated May 3, 2016 titled “Neuralstem Prices Underwritten Public Offering of Securities.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 4, 2016	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer

          INDEX OF EXHIBITS

Exhibit No.	Description
1.01	Underwriting Agreement between the Company and Roth Capital Partners, LLC as the representative of the underwriters named therein, dated March 3, 2016.
4.01	Form of Warrant
5.01	Opinion of Silvestre Law Group, P.C.
23.01	Consent of Silvestre Law Group, P.C. (included as part of Exhibit 5.01)
99.01	Press Release of Neuralstem, dated May 2, 2016 titled “Neuralstem Announced Proposed Public Offering of Securities.”
99.02	Press Release of Neuralstem, dated May 3, 2016 titled “Neuralstem Prices Underwritten Public Offering of Securities.”